Exhibit 23-4

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63370 on Form S-3 of Michigan Consolidated Gas Company, of our report dated March 1, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for asset retirement obligations in 2003), appearing in the Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 2003.

Detroit, Michigan
March 1, 2004